UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

Hibbett Sports, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS the Company
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama 35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2020, Hibbett Sports, Inc. (the “Company”) announced that, as part of the Company’s organization realignment, Ben Knighten, currently Chief Operating Officer, Vice President, City Gear, is being promoted to Senior Vice President of Operations, effective immediately. Mr. Knighten, age 49, has served as the Chief Operating Officer, Vice President of City Gear, a wholly-owned subsidiary of the Company, since the Company’s acquisition of City Gear in November 2018. Before being named to this role, he served as Vice President of Store Operations of City Gear since December 2006. Any changes in Mr. Knighten’s compensation will be determined by the Compensation Committee in the future according to its customary review cycle for executive officer compensation.
There are no family relationships between Mr. Knighten and any director or other executive officer of the Company, nor are there any transactions between Mr. Knighten or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission (the “SEC”).

Concurrent with Ben Knighten’s promotion, the Company announced the departure of Cathy E. Pryor from her position as the Company’s Senior Vice President of Operations, effective as of April 1, 2020 (the “Separation Date”). Ms. Pryor’s departure from the Company on the Separation Date will be treated as a qualifying termination entitling her to certain severance benefits under that certain Retention Agreement, dated as of April 25, 2019, between Ms. Pryor and the Company (the “Retention Agreement”). Also, in connection with her departure, the Company intends to enter into a Separation Agreement and Release (the “Separation Agreement”), which provides for, in exchange for a customary release and non-revocation, Ms. Pryor’s receipt of one year of her base salary ($405,000) to be made in a single payment within 10 business days following the Separation Date; the retention of 4,857 outstanding equity-based awards previously granted on or about May 6, 2019, pursuant to that certain Special 2019 Restricted Stock Unit Award Agreement and 8,919 previously granted performance and service-based stock units; and the payment of her applicable fiscal year 2020 bonus payment to be made within 45 days following the Separation Date, in each case less applicable withholdings. Ms. Pryor may revoke her acceptance of the Separation Agreement in accordance with the terms of the Separation Agreement and pursuant to the requirements of the Age Discrimination in Employment Act of 1967.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2020, the Company issued a press release announcing the promotion of Mr. Knighten as its Senior Vice President of Operations and Ms. Pryor’s departure. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release Dated March 12, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ David Benck
David Benck
March 13, 2020		Senior Vice President and General Counsel